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                                  Exhibit 23.2



                          Consent of Price Waterhouse





                                     E-6
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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1993, except as to Note 18 as to which the date is August 16, 1993, included in the Current Report on Form 8-K of CIGNA Corporation dated December 14, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules included in the same Form 8-K. We also consent to the incorporation by reference of our report dated May 4, 1993 appearing on page
11-K-5 of the Annual Report on Form 11-K of CIGNA Corporation's Savings and Investment Plus Plan for the year ended December 31, 1992.



/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE



Philadelphia, Pennsylvania
January 3, 1994